Exhibit 99.1
Torrid Reports Second Quarter 2026 Results and Updates Fiscal 2026 Guidance
•Delivered Second Quarter Net Sales Results within guidance
•Second Quarter Net Income of $5.2 million
•Delivered Second Quarter Adjusted EBITDA(1) of $23.3 million, including IEEPA tariff refund benefit of $11.1 million
•Raises Fiscal 2026 guidance to include IEEPA tariff refund benefit recognized in the second quarter

CITY OF INDUSTRY, Calif. – September 3, 2026 – Torrid Holdings Inc. (“Torrid” or the “Company”) (NYSE: CURV), a direct-to-consumer apparel, intimates, and accessories brand in North America for women sizes 8 to 30, today announced its financial results for the second quarter ended August 1, 2026.
Lisa Harper, Chief Executive Officer, stated, “Our second quarter results were in line with guidance. Sales trends improved meaningfully as the quarter progressed, with July marking a clear inflection point. This improvement reflects early traction from our customer growth strategy and the merchandising course corrections we have made including a better balance of core and fashion assortments and a strengthening inventory position in footwear.”
Harper continued, “We are encouraged by the momentum building across the business. Our sub-brands continue to scale, our opening price point strategy is driving conversion and value perception, and our expansion into third-party marketplaces is introducing Torrid to new customers. At the same time, increasingly personalized marketing, growing mobile app engagement, and the relaunched Casting Call community program are strengthening acquisition, reactivation, and retention. We are raising our full-year outlook to reflect the tariff refund benefit received in the quarter. Excluding this benefit, our outlook is unchanged. With a more productive store base and disciplined operating structure supporting the business, we remain confident in our path to sustainable comparable sales growth in the second half of the year.”
Financial Highlights for the Second Quarter of Fiscal 2026
•Net sales decreased 11.8% to $231.7 million compared to $262.8 million for the second quarter of last year. Comparable sales(2) decreased 6.3% in the second quarter.
•Gross profit margin was 38.7% compared to 35.6% in the second quarter of last year.
•During the quarter, we received $11.4 million in IEEPA tariff benefits, including $11.1 million recorded as a reduction in cost of goods sold and $0.3 million recognized as related interest income.
•Gross profit margin excluding the benefit of tariff refunds received was 33.9%
•Net income of $5.2 million, or $0.05 per share, compared to net income of $1.6 million, or $0.02 per share in the second quarter of last year.
•Adjusted EBITDA(1) was $23.3 million, or 10.0% of net sales, compared to $21.5 million, or 8.2% of net sales, in the second quarter of last year. Excluding the impact of tariff refunds received, Adjusted EBITDA(1) was $12.1 million, or 5.2% of net sales.
•In the second quarter, we closed 6 Torrid stores as part of the Store Footprint Optimization Project. The total store count at quarter end was 457 stores.

Second Quarter Fiscal 2026 Financial and Operating Metrics

	Three Months Ended
	August 1, 2026	August 2, 2025
Net sales (in thousands)	$231,727	$262,806
Comparable sales(2)	(6.3)%	(6.9)%
Number of stores (as of end of period)	457	575
Net income (in thousands)	$5,177	$1,567
Adjusted EBITDA(A) (in thousands)	$23,250	$21,525

(A)Refer to “Non-GAAP Reconciliation” below for a reconciliation of net income to Adjusted EBITDA(1).

Balance Sheet and Cash Flow
Cash and cash equivalents at the end of the second quarter of fiscal 2026 totaled $22.0 million. Total liquidity at the end of the second quarter, including available borrowing capacity under our revolving credit agreement, was $74.4 million.

Net cash provided by operations for the six-month period ended August 1, 2026 was $10.1 million, compared to net cash used in operations of $2.3 million for the six-month period ended August 2, 2025.

Outlook includes the benefit of IEEPA Tariffs recognized in the second quarter:
For the third quarter of fiscal 2026 the Company expects:
•Net sales between $230 million and $235 million.
•Adjusted EBITDA(1) between $15 million and $20 million.

For the full year fiscal 2026 the Company expects:
•Net sales between $940 million and $960 million.
•Adjusted EBITDA(1) between $76 million and $86 million.
•Capital expenditures between $8 million and $10 million.

The above outlook is based on several assumptions, including, but not limited to, the macroeconomic challenges in the industry in fiscal 2026. The above outlook does not take into consideration any further potential volatility from tariff changes, including related impacts on inflation and consumer demand. See “Forward-Looking Statements” for additional information.

Conference Call Details
A conference call to discuss the Company’s second quarter fiscal 2026 results is scheduled for September 3, 2026, at 4:30 p.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-9208 or (201) 493-6784 for international callers. The conference call will also be webcast live at https://investors.torrid.com. For those unable to participate, a replay of the conference call will be available approximately three hours after the conclusion of the call until September 17, 2026.
Notes

(1)Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for additional information on non-GAAP financial measures and the accompanying table for a reconciliation to the most comparable GAAP measure. The Company does not provide reconciliations of the forward-looking non-GAAP measures of Adjusted EBITDA to the most directly comparable forward-looking GAAP measure because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

(2)Comparable sales for any given period are defined as the sales of Torrid’s e-Commerce operations and stores that it has included in its comparable sales base during that period. The Company includes a store in its comparable sales base after it has been open for 15 full fiscal months. If a store is closed during a fiscal year, it is only included in the computation of comparable sales for the full fiscal months in which it was open. The Company also determines when certain store remodels and relocations are reintegrated into our comparable sales base. Partial fiscal months are excluded from the computation of comparable sales. Comparable sales allow the Company to evaluate how its unified commerce business is performing exclusive of the effects of non-comparable sales and new store openings. The Company applies current year foreign currency exchange rates to both current year and prior year comparable sales to remove the impact of foreign currency fluctuation and achieve a consistent basis for comparison.

About Torrid

TORRID is a direct-to-consumer brand in North America dedicated to offering a diverse assortment of stylish apparel, intimates, and accessories skillfully designed for the curvy woman. Specializing in sizes 8 to 30, our primary focus is on providing fashionable, comfortable, and affordable options that meet the unique needs of our customers. Our extensive collection features high quality merchandise, including tops, bottoms, denim, dresses, intimates, activewear, footwear, and accessories. Our products are exclusive to us, and each product is meticulously crafted to cater to the needs of the curvy woman, empowering her to love the way she looks and feels. Our collections are artfully curated to suit all aspects of our customers’ lives, including casual weekends, work, dressy and special occasions. Understanding the importance of affordability, we aim to keep our prices reasonable without compromising on quality. This allows us to build a meaningful connection with our customers, distinguishing us from other brands that often overlook plus- and mid-size consumers. Our brand experience and product offerings establish us as a differentiated and reliable choice for plus- and mid-size customers, which we believe sets us apart in the market. We strive to be everything our customer needs in her closet, consistently delivering products that make her feel confident and stylish.

Non-GAAP Financial Measures
In addition to results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management utilizes certain non-GAAP performance measures, such as Adjusted EBITDA, for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.
Adjusted EBITDA is a supplemental measure of our operating performance that is neither required by, nor presented in accordance with, GAAP and our calculations thereof may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA represents GAAP net income (loss) plus interest expense less interest income, net of other expense (income), plus provision for income taxes, depreciation and amortization (“EBITDA”), and share-based compensation, non-cash deductions and charges, and other expenses.

We believe Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to ongoing operating performance. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting the overall expected performance of our business and for evaluating on a quarterly and annual basis, actual results against such expectations.

Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and, as such, use it internally to report and analyze our results and as a benchmark to determine certain non-equity incentive payments made to executives.

Adjusted EBITDA has limitations as an analytical tool. This measure is not a measurement of our financial performance under GAAP and should not be considered in isolation or as an alternative to or substitute for net income (loss), income (loss) from operations, earnings (loss) per share or any other performance measures determined in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Forward-Looking Statements
Certain statements made in this earnings release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this earnings release are forward-looking statements. Forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning (including their negative counterparts or other various or comparable terminology). For example, all statements we make relating to our expected third quarter of fiscal 2026, our full year fiscal 2026 performance, our estimated and projected costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies or the expected outcome or impact of pending or threatened litigation are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:
•changes in consumer spending and general economic conditions;

•the negative impact on our revenue and profitability as a result of the imposition of new or increased duties or tariffs on goods from the countries where we manufacture our merchandise which, among other things, could limit our ability to manufacture products in cost-effective countries and require us to absorb costs or pass costs onto customers;
•ongoing or threats of war, terrorism and other catastrophes, including natural disasters, that could negatively impact our business;
•the interruption of the flow of merchandise from international manufacturers;
•the negative impact on interest expense as a result of high interest rates;
•inflationary pressures with respect to labor and raw materials and global supply chain constraints that could increase our expenses;
•our ability to identify and respond to new and changing product trends, consumer shopping preferences and other related factors, including the increasing use of glucagon-like peptide-1 (“GLP-1”) medications;
•our dependence on a strong brand image;
•increased competition from other brands and retailers;
•our reliance on third parties to drive traffic to our website;
•the success of the shopping centers in which our stores are located;
•our ability to develop and maintain a relevant and reliable omni-channel experience for our customers;
•our dependence upon independent third parties for the manufacture of all of our merchandise;
•availability constraints and price volatility in the raw materials used to manufacture our products;
•exposure to risks inherent in doing business globally as a result of sourcing a significant amount of our products from various countries;
•shortages of inventory, delayed shipments to our e-Commerce customers and harm to our reputation due to difficulties or shut-down of our distribution facility;
•our reliance upon independent third-party transportation providers for substantially all of our product shipments;
•our growth strategy, including our retail store optimization strategy;
•our failure to attract and retain employees that reflect our brand image, embody our culture and possess the appropriate skill set;
•damage to our reputation arising from our use of social media, email and text messages;
•our reliance on third parties for the provision of certain services, including real estate management;
•our dependence upon key members of our executive management team;
•our reliance on information systems, including artificial intelligence and machine learning technologies;
•system security risk issues that could disrupt our internal operations or information technology services;
•unauthorized disclosure of sensitive or confidential information, whether through a breach of our computer system, third-party computer systems we rely on, or otherwise;
•our failure to comply with federal and state laws and regulations and industry standards relating to privacy, data protection, advertising and consumer protection;
•payment-related risks that could increase our operating costs or subject us to potential liability;
•claims made against us resulting in litigation;
•changes in laws and regulations applicable to our business;
•regulatory actions or recalls arising from issues with product safety;
•the adverse impact of rulemaking changes implemented by the Consumer Financial Protection Bureau on our income streams, profitability and results of operations;
•our inability to protect our trademarks or other intellectual property rights;
•our substantial indebtedness and lease obligations;

•restrictions imposed by our indebtedness on our current and future operations;
•changes in tax laws or regulations or in our operations that may impact our effective tax rate;
•the possibility that we may recognize impairments of definite-lived assets; and
•our failure to maintain adequate internal control over financial reporting.

The outcome of the events described in any of our forward-looking statements are also subject to risks, uncertainties and other factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2026 and in our other filings with the SEC and public communications. You should evaluate all forward-looking statements made in this earnings release in the context of these risks and uncertainties.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the effect of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. We caution you that the important factors referenced above may not include all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the outcomes or affect us or our operations in the way we expect. The forward-looking statements included in this earnings release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except to the extent required by law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Investors and others should note that we may announce material information to our investors using our investor relations website (https://investors.torrid.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our investors and the public about our company, our business and other issues. It is possible that the information that we post on social media could be deemed to be material information. We therefore encourage investors to visit these websites from time to time. The information contained on such websites and social media posts is not incorporated by reference into this filing. Further, our references to website URLs in this filing are intended to be inactive textual references only.

Investors
Tom Filandro
Lyn Walther
IR@torrid.com
Media
Joele Frank, Wilkinson Brimmer Katcher
Michael Freitag / Arielle Rothstein / Lyle Weston
Media@torrid.com

TORRID HOLDINGS INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended
	August 1, 2026	August 2, 2025
Net sales	$231,727	$262,806
Cost of goods sold	141,980	169,318
Gross profit	89,747	93,488
Selling, general and administrative expenses	61,882	70,511
Marketing expenses	13,326	12,817
Income from operations	14,539	10,160
Interest expense	7,841	8,119
Interest income, net of other expense (income)	148	(13)
Income before income taxes	6,550	2,054
Provision for income taxes	1,373	487
Net income	$5,177	$1,567

Net earnings per share:
Basic	$0.05	$0.02
Diluted	$0.05	$0.02
Weighted average number of shares:
Basic	99,602	102,470
Diluted	100,213	102,746

Other comprehensive (loss) income:
Foreign currency translation adjustment	(207)	16
Total other comprehensive (loss) income	(207)	16
Comprehensive income	$4,970	$1,583

TORRID HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except share and per share data)

	August 1, 2026	January 31, 2026	August 2, 2025
Assets
Current assets:
Cash and cash equivalents	$22,004	$20,023	$21,543
Restricted cash	421	421	399
Inventory	125,600	136,483	130,235
Prepaid expenses and other current assets	27,690	24,564	25,765
Prepaid income taxes	10,822	11,991	11,144
Total current assets	186,537	193,482	189,086
Property and equipment, net	46,960	51,632	63,672
Operating lease right-of-use assets	93,099	108,191	119,097
Deposits and other noncurrent assets	17,385	19,570	20,333
Deferred tax assets	19,065	19,065	13,877
Intangible asset	8,400	8,400	8,400
Total assets	$371,446	$400,340	$414,465
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	57,718	56,764	$53,198
Accrued and other current liabilities	90,668	106,446	108,898
Operating lease liabilities	26,649	32,171	33,497
Borrowings under credit facility	39,690	31,020	7,900
Current portion of term loan	16,144	16,144	16,144
Due to related parties	3,992	6,271	8,436
Income taxes payable	—	122	118
Total current liabilities	234,861	248,938	228,191
Noncurrent operating lease liabilities	86,814	100,884	113,675
Noncurrent debt, net	248,192	256,264	264,337
Deferred compensation	4,137	4,039	3,801
Other noncurrent liabilities	3,255	3,622	5,577
Total liabilities	577,259	613,747	615,581
Commitments and contingencies
Stockholders’ Deficit:
Preferred shares: $0.01 par value; 5,000,000 shares authorized; no shares issued and outstanding at August 1, 2026, January 31, 2026 and August 2, 2025	—	—	—
Common shares: $0.01 par value; 1,000,000,000 shares authorized; 105,724,568 and 99,693,660 shares issued and outstanding, respectively, at August 1, 2026; 105,344,216 and 99,313,308 shares issued and outstanding, respectively, at January 31, 2026; and 105,157,295 and 99,126,387 shares issued and outstanding, respectively, at August 2, 2025	1,057	1,053	1,052
Additional paid-in capital	146,911	144,720	142,386
Accumulated deficit	(332,712)	(338,303)	(323,762)
Accumulated other comprehensive loss	(798)	(606)	(507)
Common shares in treasury, at cost: 6,030,908 shares at August 1, 2026, January 31, 2026 and August 2, 2025	(20,271)	(20,271)	(20,285)
Total stockholders’ deficit	(205,813)	(213,407)	(201,116)
Total liabilities and stockholders’ deficit	$371,446	$400,340	$414,465

TORRID HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Six Months Ended
	August 1, 2026	August 2, 2025
OPERATING ACTIVITIES
Net income	$5,591	$7,507
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Write down of inventory	1,436	1,427
Operating right-of-use assets amortization	13,578	17,583
Depreciation and other amortization	12,110	19,584
Share-based compensation	4,321	2,840
Deferred taxes	—	2,743
Write off of excess operating lease liabilities against operating right-of-use-assets	(1,881)	(4,164)
Other, net	589	(799)
Changes in operating assets and liabilities:
Inventory	9,253	17,060
Prepaid expenses and other current assets	(3,126)	(1,258)
Prepaid income taxes	1,169	(6,900)
Deposits and other noncurrent assets	2,134	(1,045)
Accounts payable	424	(19,980)
Accrued and other current liabilities	(16,771)	(17,026)
Operating lease liabilities	(16,910)	(19,840)
Other noncurrent liabilities	452	(82)
Deferred compensation	98	(112)
Due to related parties	(2,279)	74
Income taxes payable	(122)	118
Net cash provided by (used in) operating activities	10,066	(2,270)
INVESTING ACTIVITIES
Purchases of property and equipment	(7,415)	(3,671)
Net cash used in investing activities	(7,415)	(3,671)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	311,060	171,650
Principal payments on revolving credit facility	(302,390)	(163,750)
Deferred financing costs paid for revolving credit facility	—	(375)
Principal payments on term loan	(8,750)	(8,750)
Proceeds from issuances under share-based compensation plans	74	199
Withholding tax payments related to vesting of restricted stock units and awards and exercise of non qualified stock options	(175)	(444)
Share repurchase, including excise tax paid	(186)	(20,000)
Net cash used in financing activities	(367)	(21,470)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	(303)	431
Increase (decrease) in cash, cash equivalents and restricted cash	1,981	(26,980)
Cash, cash equivalents and restricted cash at beginning of period	20,444	48,922
Cash, cash equivalents and restricted cash at end of period	$22,425	$21,942
SUPPLEMENTAL INFORMATION
Cash paid during the period for interest related to the revolving credit facility and term loan	$12,592	$17,680
Cash paid during the period for income taxes	$789	$7,135
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment purchases included in accounts payable and accrued liabilities	$1,248	$2,138
Cost of treasury shares included in accounts payable and accrued liabilities	$—	$85
Excise tax from share repurchase included in accounts payable and accrued liabilities	$—	$200

Non-GAAP Reconciliation
The following table provides a reconciliation of net income to Adjusted EBITDA for the periods presented (in thousands):

	Three Months Ended
	August 1, 2026	August 2, 2025
Net income	$5,177	$1,567
Interest expense	7,841	8,119
Interest income, net of other expense (income)	148	(13)
Provision for income taxes	1,373	487
Depreciation and amortization(A)	5,037	9,430
Share-based compensation(B)	2,302	1,371
Noncash deductions and charges(C)	(159)	23
Other expenses(D)	1,531	541
Adjusted EBITDA	$23,250	$21,525

(A)Depreciation and amortization excludes amortization of debt issuance costs and original issue discount that are reflected in interest expense.
(B)Share-based compensation includes $1.2 million for awards that will be settled in cash during the three months ended August 1, 2026 and was not material during the three months ended August 2, 2025. These awards are accounted for similar to awards settled in shares in accordance with ASC 718, Compensation—Stock Compensation.
(C)Noncash deductions and charges includes noncash losses on property and equipment disposals and the net impact of noncash rent expense.
(D)Other expenses include severance costs for certain key management positions, certain transaction and litigation fees (including certain settlement costs), and the reimbursement of certain management expenses, primarily for travel, incurred by Sycamore on our behalf, which are not considered to be part of our core business.